Exhibit 10.2

AMENDMENT TO

ACQUISITION AGREEMENT

   THIS AMENDMENT TO ACQUISITION AGREEMENT dated as of May 13, 2019 (this “Amendment”), to the ACQUISITION AGREEMENT dated as of January 24, 2019 (the “Acquisition Agreement”), by and among Velt International Group, Inc., a Nevada corporation (the “Acquirer”), THF International (“Hong Kong”) Ltd., a Hong Kong Corporation (the “Target”), and Rural Asset Management Services Inc. a shareholder of the Target being the owner of record of 85% of the issued and outstanding common stock of Target set forth on the signature page thereto ( the “Seller”) is entered into by and among the Acquirer, Target and the Seller. Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Acquisition Agreement.

Pursuant to Acquisition Agreement, the Acquirer, the Target and the Seller wish to amend certain provisions of the Acquisition Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Acquisition Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Item I of the Acquisition Agreement. The “Purchase Price and Exchange of Stock” in Item 1.1 and 1,2 of the Acquisition Agreement is hereby amended and restated in its entirety as follows:

“1.	Purchase Price and Exchange of Stock

1.1	The purchase price is USD $ 1,700,000.00 to be paid in form of shares of Velt International Group Inc. based on the closing price on January 22, 2019 for 85% shares of THF International (Hong Kong) Ltd.

1.2	Exchange of Certificates. The Seller shall surrender such certificate(s) in the aggregate number of shares representing 85% of the issued and outstanding common stock of Target to Acquirer and shall receive in exchange a certificate or certificates representing the 6,800,000 shares of Acquirer’s common stock. The transfer of Target shares by the Seller shall be affected by the delivery to Acquirer at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.”

2. Effect of Amendment. This Amendment shall become effective, and shall be deemed to be effective as of the date hereof. Except as otherwise expressly modified herein, the Acquisition Agreement shall remain unchanged and is in full force and effect. All references in the Acquisition Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Acquisition Agreement shall mean the Acquisition Agreement, as amended. Notwithstanding the foregoing, references to the date of the Acquisition Agreement, as amended, shall in all instances remain as of January 24, 2019, and references to “the date hereof” and “the date of the Agreement” shall continue to refer to January 24, 2019.

3. Counterparts; Execution. This Amendment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Amendment. This Amendment shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

4. Headings. The headings contained in this Amendment are intended solely for convenience and shall not affect the rights of the parties to this Amendment.

5. Governing Law. This Amendment and all claims relating to this Amendment shall be governed by and construed in accordance with the Laws of the State of California, without giving effect to the principals of conflict of laws thereof.

6. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any court of competent jurisdiction, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

VELT INTRNATIONAL GROUP, INC.

By:	/s/ Ali Kasa
	Name:	Ali Kasa
	Title:	President & CEO

THF INTERNATIONAL (Hong Kong) LTD.

By:	/s/ Tiew Soon Lim
	Name:	Tiew Soon Lim
	Title:	Director

RURAL ASSET MANAGEMENT SERVICES INC.

By:	/s/ Alex Si
	Name:	Alex Si
	Title:	President